Exhibit 10.1

AMENDMENT NO. 1

TO THE INTELLECTUAL PROPERTY PURCHASE AGREEMENT

EFFECTIVE DATE AS OF DECEMBER 19, 2014

WHEREAS, DRAGON MALAYSIA LIMITED, A Labuan, Malaysia limited liability company (the “Seller”) and ALGO MARKETS LIMITED, a Labuan, Malaysia limited liability company (the “Buyer”) , collectively referred to as (the “Parties”), have previously entered into the Intellectual Property Purchase Agreement dated as of March 10, 2014 (the “Agreement”); and

WHEREAS, the Parties wish to amend that Agreement effective December 19, 2014 (the “Amendment Effective Date”).

NOW, THEREFORE, in consideration of, among other things, the premises, representations, respective covenants and agreements contained herein, each part hereby agrees to the following:

1.	Section 1.3 shall be deleted in its entirety and replaced with the following language “In consideration for the sale by Seller of the Purchased Assets to Buyer, at the Closing, Buyer shall pay to Seller cash in the amount of US$128 million (the “Purchase Price”), by wire transfers of immediately available funds to the account or accounts designated in writing by Seller as per the following schedule: US$8 million by April 30th 2014 and the remaining US$120 million in sixty equal monthly instalments of US$2 million each starting May 30th 2014. In lieu of cash payments, the Buyer and Seller may agree to have the Buyer’s majority owner, Clone Algo Inc. (the “Parent”) pay all or part of the remaining US$120 million by issuing stock of the Parent to the Seller.”
2.	Attachment A of this Amendment No. 1 is hereby added to the Agreement as Exhibit C.
3.	All other terms and conditions of the Agreement shall remain in full force and effect.

4.	This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one of the same document. A facsimile copy of this Amendment No. 1 bearing the signature (original of facsimile version) of both parties shall be binding on the parties.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Agreement to be executed by their respective duly authorized officers as of the Amendment Effective Date.

ALGO MARKETS LIMITED

By:	/s/ Kishore Bane
Kishore Bane
Finance Director

DRAGON MALAYSIA LIMITED

By:	/s/ Karamjit Singh
Karamjit Singh
Managing Director

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Attachment A

Exhibit C

As of December 19, 2014, the Seller acknowledges receiving approximately US$22 million from the Buyer. The Buyer acknowledges it still owes the Seller approximately US$106 million under the Agreement.

The Seller hereby agrees to accept, as contemplated by Section 1.3 of the Agreement, in lieu of cash payments, US$80 million worth of stock of Parent. The Buyer agrees to have Parent issue 10 million shares of its common stock to Seller with each share having a cost basis of US$8 per share.

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